                                                                    Exhibit 23.3

                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-106822 of News America Incorporated, The News Corporation Limited, FEG Holdings, Inc., Fox Entertainment Group, Inc., News America Marketing FSI, Inc. and News Publishing Australia on Form F-4/S-4 of our report dated July 30, 2002 (October 18, 2002 as to Notes 26, 28, 30 and 31) of British Sky Broadcasting Group plc appearing in the Current Report on Form 6-K of the News Corporation Limited which was filed on May 20, 2003 and to the reference to us under the heading "Experts" in these Registration Statements.



                                                /s/ Deloitte & Touche LLP

London, England
August 13, 2003